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Exhibit 32.2

CERTIFICATION PURSUANT TO SECTION
906 OF THE SARBANES-OXLEY ACT OF 2002

        The undersigned, in his capacity as the Chief Financial Officer of United Natural Foods, Inc., a Delaware corporation (the "Company"), hereby certifies that the Annual Report of the Company on Form 10-K for the period ended July 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of the Company.

/s/ RICK D. PUCKETT Rick D. Puckett Chief Financial Officer
October 14, 2004
Note:
A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.2